UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        July 2, 2018

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37747	04-3291176
(Commission File Number)	(IRS Employer Identification Number)

437 Madison Avenue New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 328-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Medallion Financial Corp. (the “Company”) entered into a Loan Modification Agreement, dated July 2, 2018, by and among the Company, Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank (the “Amendment”) to amend its Amended and Restated Loan and Security Agreement, dated March 28, 2011 (the “Credit Agreement”). Under the terms of the Amendment, the maturity date of the facility was extended to July 31, 2018 and other technical changes were implemented. The Company and Sterling National Bank are currently in the process of negotiating a longer term amendment to the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Loan Modification Agreement, dated as of July 2, 2018, by and among Medallion Financial Corp., Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank.

Exhibit Index

Exhibit No.	Description

10.1	Loan Modification Agreement, dated July 2, 2018, by and among Medallion Financial Corp., Medallion Funding LLC, Medallion Fine Art, Inc. and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
	Name:	Larry D. Hall
	Title:	Chief Financial Officer

Date:	July 5, 2018

4